EX-99.77J REVALUATN

Exhibit 77(j)(b) – Restatement of Capital Accounts

For the period ended May 31, 2012, the Barrett Growth Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed	Accumulated Net
Net Investment	Realized
Income/(Loss)	Gain/(Loss)	Paid-in Capital
$-	$92,741	$(92,741)

The reclassifications have no effect on net assets or net asset value per share.

For the period ended May 31, 2012, the Jensen Quality Value Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed	Accumulated Net
Net Investment	Realized
Income/(Loss)	Gain/(Loss)	Paid-in Capital
$(2)	$2	$-

The reclassifications have no effect on net assets or net asset value per share.

For the period ended May 31, 2012, the Heartland International Small Cap Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed	Accumulated Net
Net Investment	Realized
Income/(Loss)	Gain/(Loss)	Paid-in Capital
$(109,736)	$109,736	$-

The reclassifications have no effect on net assets or net asset value per share.

For the period ended May 31, 2012, the M.D. Sass 1-3 Year U.S. Agency Bond Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed	Accumulated Net
Net Investment	Realized
Income/(Loss)	Gain/(Loss)	Paid-in Capital
$1,852,401	$(1,852,401)	$-

The reclassifications have no effect on net assets or net asset value per share.

For the period ended May 31, 2012, the Schooner Global Absolute Return Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed	Accumulated Net
Net Investment	Realized
Income/(Loss)	Gain/(Loss)	Paid-in Capital
$226,195	$(226,195)	$-

The reclassifications have no effect on net assets or net asset value per share.